Exhibit 10.2



       AMENDMENT NO. 1 TO CERTIFICATE OF DESIGNATIONS OF SDA AMERICA, INC.


This AMENDMENT NO. 1 TO CERTIFICATE OF DESIGNATIONS, dated as of August 11, 2004 (this "Amendment No. 1"), by and between SECURED DIGITAL APPLICATIONS, INC., a Delaware corporation (the "Parent"), SDA AMERICA, INC., a Delaware corporation (the "Company"), and LAURUS MASTER FUND, LTD., a Cayman Islands company ("Laurus").

Reference is made to (i) the CERTIFICATE TO SET FORTH DESIGNATIONS, VOTING POWERS, PREFERENCES, LIMITATIONS, RESTRICTIONS, AND RELATIVE RIGHTS OF SERIES A CONVERTIBLE PREFERRED STOCK, $.01 PAR VALUE PER SHARE (as amended, modified or supplemented from time to time, the "Certificate of Designations"), of the Company and (ii) the Securities Purchase Agreement, dated as of May 28, 2004, among the Parent, the Company and Laurus (as amended, modified or supplemented from time to time, the "Securities Purchase Agreement"). Unless otherwise indicated, capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Certificate of Designations.

     NOW, THEREFORE, in consideration for the execution and delivery by the Company of all documents requested by the holders of the Series A Preferred Stock and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1. Section 3(a) of the Certificate of Designations is hereby amended by inserting the following new subsection (iv) at the end thereof:

          "(iv) Notwithstanding anything to the contrary contained in this Certificate of Designations, to the extent that all or a portion of the Monthly Dividend Amount has accrued as set forth above in this Certificate of Designation with respect to outstanding Series A Preferred Stock the proceeds of which the Company is required to maintain (and is maintaining) in the Restricted Account (as defined in the Restricted Account Agreement referred to in the Securities Purchase Agreement) (such amount, the "Restricted Amounts"), such Monthly Dividend Amounts that have accrued on such Series A Preferred Stock shall not become payable until the earlier of (x) the first Monthly Dividend Payment Date occurring immediately following the date on which the respective Restricted Amount is released from the Restricted Account as set forth in the Restricted Account Agreement (i.e., following a conversion, redemption or otherwise, as applicable) and (y) any date on which the Company is dissolved. For the avoidance of doubt, Monthly Dividend Amounts that have accrued with respect to outstanding Series A Preferred Stock the proceeds of which do not constitute a Restricted Amount shall be payable as set forth in this Certificate of Designations without giving effect to this subclause (iv)".

     2. Section 5(c) of the Certificate of Designations is hereby amended to provide as follows:

          (c) The number of shares of the Parent's Common Stock issuable upon conversion of each share of Series A Preferred Stock shall equal (i) the sum of (A) the State Value per share, as amended pursuant to
          Section 5 hereof, and (B) at the Holder's election, accrued and unpaid dividends on such share, (ii) divided by the Conversion Price (as defined below).

          The Conversion Price shall be set as follows: (a) for the first $2,000,000 in Stated Value or accrued and unpaid dividends or fees converted by Holder, the Conversion Price shall be $0.20; (b) for the next $1,000,000 in Stated Value or accrued and unpaid dividends or fees converted by Holder, the Conversion Price shall be $0.25; and (c) for each succeeding amount converted, whether in Stated Value or accrued and unpaid dividends or fees, the Conversion Price shall $0.35 per share.

     3. This Amendment No. 1 shall be effective as of the date hereof following the execution of same by each of the Company, the Parent and the Laurus.

     4.   There are no other amendments to the Certificate of Designations.

     5. Each of the Parent and the Company hereby represents and warrants to Laurus that as of the date hereof all representations, warranties and covenants made by the Company in connection with the Securities Purchase Agreement, the Certificate of Designations and the Related Agreements (as defined in the Securities Purchase Agreement) are true correct and complete and all of the Parent's and the Company's covenant requirements have been met. As of the date hereof, no Event of Default under any Related Agreement has occurred or is continuing.

     6. This Amendment No. 1 shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and permitted assigns. THIS AMENDMENT NO. 1 SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Amendment No. 1 may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

     IN WITNESS WHEREOF, each of the Company, the Parent and Laurus have caused this Amendment No. 1 to the Certificate of Designations to be signed in its name this 11th day of August, 2004.


                                       SECURED DIGITAL APPLICATIONS, INC.


                                       By:  /s/ Patrick Soon-Hock Lim
                                            -------------------------
                                            Name: Patrick Soon-Hock Lim
                                            Title:  Chairman



                                       SDA AMERICA, INC.


                                       By:  /s/ Patrick Soon-Hock Lim
                                            ---------------------------
                                            Name: Patrick Soon-Hock Lim
                                            Title:  President



                                       LAURUS MASTER FUND, LTD.


                                       By:  /s/ David Grin
                                            -----------------
                                            Name:  David Grin
                                            Title: Fund Manager